UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2006

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed on March 7, 2006, incorporated herein by reference, on March 7, 2006, ArvinMeritor, Inc. (“ArvinMeritor”) completed the sale of $260,000,000 aggregate principal amount of its 4.625% convertible senior notes due 2026 (the “Notes”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Notes are fully and unconditionally guaranteed on a senior unsecured basis by certain of ArvinMeritor’s domestic subsidiaries. In connection with the issuance of the Notes, ArvinMeritor entered into an Indenture, dated as of March 7, 2006 (the “Indenture”), with BNY Midwest Trust Company, as trustee (“the Trustee”). The Indenture provides for the issuance and authentication of the Notes; the terms of redemption, repurchase and conversion of the Notes; certain covenants of ArvinMeritor; events of default and related remedies available to holders of the Notes; rights and obligations of the Trustee; and other customary provisions.

The Trustee and its affiliates have in the past, and may from time to time in the future, provide banking and other services to ArvinMeritor and its subsidiaries in the ordinary course of their business. The Trustee is also trustee for other series of ArvinMeritor’s outstanding notes.

In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement, dated as of March 7, 2006, with the subsidiary guarantors of the Notes and the initial purchasers of the Notes named therein (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Company has agreed to file within 120 days of the date on which the Notes are first issued a shelf registration statement for resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes. The Company is further obligated to use reasonable best efforts to cause the shelf registration statement to become effective under the Securities Act within 210 days after the date on which the Notes are first issued. If the Company fails to comply with certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest to holders of the Notes under specified circumstances.

Certain of the initial purchasers of the Notes are acting as dealer managers in connection with the Company's pending offer to purchase up to $450 million aggregate principal amount of the Company's 6.625% Notes due 2007, 6.75% Notes due 2008, 7.125% Notes due 2009 and 6.8% Notes due 2009. Certain of the initial purchasers or their affiliates also are lenders under the Company's $900 million revolving credit facility. The initial purchasers and their affiliates have in the past provided and may from time to time in the future provide certain commercial banking, financial advisory, investment banking and other services for the Company for which they have received and will be entitled to receive separate fees.

The above descriptions of certain terms and conditions of the Indenture and the Registration Rights Agreement are qualified in their entirety by reference to the full texts of the Indenture and the Registration Rights Agreement, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

The Notes, the subsidiary guarantees and the shares of the Company’s common stock issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This filing shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K and in the Company's Current Report on Form 8-K dated March 7, 2006 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated as of March 7, 2006, between ArvinMeritor, Inc. and BNY Midwest Trust Company, as Trustee (including a form of Note and a form of subsidiary guaranty).
4.2	Registration Rights Agreement, dated as of March 7, 2006, among ArvinMeritor, Inc. and the subsidiary guarantors and initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By:/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: March 9, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of March 7, 2006, between ArvinMeritor, Inc. and BNY Midwest Trust Company, as Trustee (including a form of Note and a form of subsidiary guaranty).
4.2	Registration Rights Agreement, dated as of March 7, 2006, among ArvinMeritor, Inc. and the subsidiary guarantors and initial purchasers named therein.